                                                                 Exhibit 10.7.3

BANK [LOGO] ONE                                          Business Loan Agreement
================================================================================

Agreement by and between Bank One, Chicago ("Bank One"), located at Arlington Heights, Illinois and Factory Card Outlet of America. Ltd. and Factory Card Outlet Corporation ("Borrower"), located at 745 Birginal Dr., Bensenville, Illinois 60106.

Borrower has requested certain extension(s) of credit provided by Bank One, evidenced by the following:

         Business Purpose
     (a) Revolving Promissory Note     $25,000,000    November 1, 1996
         -------------------------     -----------    -----------------      ---------------------
         Instrument                       Amount      Date                   (Obligor) (Guarantor)

               Borrower
               ---------------------     --------------------------          ---------------------
               Obligor                   Obligor                             (Obligor) (Guarantor)


     (b) Promissory Note               $1,500,000     May 1, 1995
         -------------------------     -----------    -----------------      ---------------------
         Instrument                       Amount      Date                   (Obligor) (Guarantor)


               ---------------------     --------------------------          ---------------------
               Obligor                   Obligor                             (Obligor) (Guarantor)

     (c)
         -------------------------     -----------    -----------------      ---------------------
         Instrument                       Amount      Date                   (Obligor) (Guarantor)


               ---------------------     --------------------------          ---------------------
               Obligor                   Obligor                             (Guarantor)
             Instrument                            Amount

and any and all renewals, extensions or substitutions therefor ("Obligations").

In consideration of the mutual promises set forth below and the extension(s) of credit as described above and subject to Borrower's satisfactory fulfillment of all conditions incident to the borrowing(s), Bank One and Borrower agree as follows:

                             ARTICLE I - DEFINITIONS

The following terms shall have the following meanings in this Agreement or in any document made or delivered pursuant to or in conjunction with this
Agreement:

1.1 All computations and determinations as to accounting or financial matters shall be made in accordance with generally accepted accounting principles consistently applied ("GAAP"), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

1.2  "Indebtedness" shall mean:

     (a) All indebtedness and liabilities of whatsoever kind, nature and description owed to Bank One by Borrower (including Liabilities of Borrower as defined in any note now or hereafter executed by Borrower in favor of Bank One), whether direct or indirect, absolute or contingent, due or to become due or whether now existing or hereafter arising, and howsoever evidenced or acquired, and whether joint and several;

     (b) All future advances which Bank One at any time may, but shall not be required to, make for the protection or preservation of Bank One's rights and interests arising hereunder, including, without limitation, advances for taxes, levies, assessments, insurance, and reasonable attorneys' fees, if allowable by law; and

     (c) All costs and expenses incurred by Bank One in the protection and preparation for sale of any of the collateral hereinafter described in Section
3.1 in any other security document including, without limitation, attorneys' fees, if allowable by law, and court costs.

1.3 "Obligation" shall mean the above referenced extension(s) of credit including any Promissory Note, Guaranty, Letter of Credit or other instrument of Borrower evidencing any loan, advance, credit or extension or renewal thereof made or committed by Bank One to Borrower under this Agreement.

1.4 "Person" shall mean and include an individual, partnership, corporation, trust, unincorporated association or organization, government or any department or agency thereof.

1.5 "Related Person" shall include, but shall not be confined to, any Person related to Borrower by common control or ownership.

1.6 "Subordinated Debt" shall mean indebtedness of Borrower which is subordinated to all indebtedness of Borrower to Bank One under the terms and conditions approved in writing by Bank One.

1.7 The aforestated definitions, and all other definitions which may be set forth herein, shall be applicable to the singular and plurals of said defined term.

                   ARTICLE II - REPRESENTATIVES AND WARRANTIES

Borrower represents and warrants that:

2.1 If applicable, it is a duly organized, legally existing corporation in good standing under the laws of the State of Illinois, is qualified to do business in and is in good standing under the laws of any other state in which it conducts its business.

2.2 It has the power and is duly authorized to enter into this Agreement and to execute and deliver to Bank One, now and from time to time hereafter, additional instruments, resolutions, agreements and other instruments or documents relating to the Obligation owed to Bank One. It has, by proper action, authorized and empowered those persons whose signatures appear in this Agreement, and any instruments, documents and exhibits that have been delivered in connection herewith to execute the same for and on its behalf.

2.3 The execution by it of this Agreement or any other agreements, instruments, or documents which may, from time to time hereafter, be executed in respect hereto and delivered to Bank One, shall not constitute a breach of any provisions contained in its articles of incorporation or bylaws, or if promulgated pursuant thereto, and that the performance by it of its obligations hereunder or any agreements executed by it and delivered hereunder shall not constitute an event of default under any other agreement to which it is now a party.

2.4 All financial statements and information relating to it which have been or may hereafter be delivered by it, its agents or accountants to Bank One are true and correct and have been prepared in accordance with GAAP and that there have been no material adverse changes in its financial or business condition or operations since the submission of any financial information to Bank One, and no material adverse changes in its financial or business condition or operations are imminent or threatened.

2.5 All of its Federal, State and other tax returns and reports, including reports to any governmental authority, for the proper maintenance and operation of its properties, assets and business, as may be required by law to be filed or paid, have been filed, and all Federal, State and other taxes, assessments, fees and other governmental charges (other than those presently payable, without penalty) imposed upon it or its properties or assets, which are due and payable, have been fully paid unless being contested by it in the ordinary course of business for which it has provided adequate reserves.

2.6 There is no litigation or, legal or administrative proceedings, investigations or other action of any nature, pending or, to its knowledge, threatened against or affecting it, which have not been disclosed to Bank One and involve the possibility of any judgment or liability not covered by insurance which may materially or adversely affect any of its properties or assets or its right to carry on its business as now conducted.

2.7 It has good, valid and marketable title to all of its property and assets free of any adverse lien, security interest or encumbrance, except liens, security interests, pledges and encumbrances disclosed to Bank One by Borrower in writing prior to the date hereof.

2.8 All of the funds loaned to it pursuant to this Agreement have been or will be used exclusively in its normal business operation, will not be diverted to or used in any other manner, and will not be used for the purchasing or carrying of any "Margin Stock" as defined in regulations promulgated by the Federal Reserve Board or the Securities and Exchange Commission.

2.9 It possesses and will continue to possess all permits, licenses, trademarks, patents and rights thereto to conduct its business and that its business does not conflict or violate any valid rights of others with respect to the foregoing.


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2.10 If applicable, it is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof ("ERISA"). Neither a Reportable Event nor a Prohibited Transaction, as defined per ERISA, has occurred and is continuing with respect to any Plan, nor has there been a notice of intent to terminate a Plan or appoint a trustee to administrate a Plan.

2.11 It is in material compliance with all Federal, State and local laws, ordinances, regulations, rulings and interpretations relating to industrial hygiene, public health or safety, environmental conditions, the protection of the environment, the release, discharge, emission or disposal to air, water, land or ground water, the withdrawal or use of ground water or the use, handling, disposal, treatment, storage or management of or exposure to Hazardous Materials ("Hazardous Materials Laws"), the violation of which would have a material effect on its business, its financial condition or its assets. The term "Hazardous Materials" means any flammable materials, radioactive materials, pollutants, toxic substances, hazardous water, hazardous materials, hazardous substances, polychlorinated biphenyls, asbestos, urea formaldehyde, petroleum (including its derivatives, by-products or other hydrocarbons) or related materials or other controlled, prohibited or regulated substances or materials, including, without limitation, any substances defined or listed as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "pollutants" or "toxic substances" under any Hazardous Materials Laws. It has not received any written or oral communication or notice from any judicial or governmental entity nor it is aware of any investigation by any agency for any violation of any Hazardous Materials Law,

2.12 Details of all litigation, legal or administrative proceedings, investigation or other action of similar nature, pending or threatened against it, at any time during the term of this Agreement, which in part or in whole may or will render any of these Representations and Warranties no longer true, accurate and correct in each and every respect, will be brought to the attention of Bank One, in writing, within fifteen (15) days from the date Borrower acquires knowledge of same.

                             ARTICLE III - SECURITY

3.1 As security for repayment of the Indebtedness, regardless of whether the principal sum evidenced by an Obligation is reduced to zero and thereafter increased/decreased an unlimited number of times, Borrower hereby grants to Bank One or has previously caused to be granted to Bank One a security interest and/or lien in or on the following property under separate instrument(s):

     |X| Accounts, general intangibles, chattel paper, instruments, and other forms of obligations and receivables

     |X|  Inventory, merchandise, raw materials, work in process and supplies

     |X|  Goods, equipment, machinery, furnishings and other personal property

     ___  Real estate located at _____________________________________________

     ___ An assignment of life insurance on the life of ______________________ in an amount no less than $_____________

     ___  Specific collateral described as follows: ____________________________

                                     ___________________________________________

3.2 It is further agreed that the security described above shall secure repayment of all Indebtedness and that a default in terms of any note, security agreement, mortgage, or other agreement from Borrower to Bank One shall constitute a default of all notes, security agreements, mortgages, and other agreements, and that Bank One may proceed in exercising its rights thereunder in any order or manner it may choose. The purpose of this section being to cross-collateralize and cross-default all Indebtedness. Additionally, the security interest described above, if any, may be modified, added to or deleted from time to time without modification of this Agreement.


                       ARTICLE IV - AFFIRMATIVE COVENANTS

Borrower covenants and agrees that so long as any Indebtedness is outstanding or so long as this Agreement is in effect, Borrower shall:

4.1 Maintain insurance against fire, business interruption, public liability, theft and other casualty on its insurable real and personal property to their full replacement costs with companies acceptable to Bank One and against liability on account of damage to persons or property and as required under all applicable Workers' Compensation Laws. Furthermore, Borrower shall maintain any other insurance as may from time to time be reasonably requested by Bank One, shall insert a joint loss payee clause naming Bank One in all fire and extended coverage policies and shall deliver certified copies of all such insurance policies to Bank One upon demand.

4.2 Maintain, keep, and preserve its buildings and properties and every part thereof in good repair, working order, and condition and from time to time make all needful and proper repairs, renewals, replacements, additions, betterments, and improvements thereto, so that at all times the efficiency thereof shall be fully preserved and maintained.

4.3 Duly pay and discharge or cause to be paid and discharged all taxes, assessments, and other governmental charges imposed upon it and its properties or any part thereof or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon its property, except such items as are being in good faith appropriately contested and for which it has provided adequate reserves.

4.4 Carry on and conduct its business in substantially the same manner and in substantially the same fields as such business is now and has heretofore been carried on, maintain management with the same expertise and experience, and if management is to be changed, immediately notify Bank One of said change, and maintain its legal existence, and comply with all valid and applicable statutes, rules and regulations.

4.5 Maintain, keep, and preserve a system of accounting in accordance with GAAP, deliver to Bank One financial reports in a form satisfactory to Bank One as Bank One may request from time to time, permit the duly authorized representative(s) of Bank One at all reasonable times to examine and inspect the books and records of it or any related business entity of it, to make abstracts and copies thereof, and to visit and inspect any of its property wherever the same may be located.

4.6 Comply with all laws and regulations which it is required to comply with including Hazardous Materials Laws and regulations, and permit Bank One to make environmental audits from time to time if requested by Bank One with costs of same to be paid by Borrower.

                         ARTICLE V - NEGATIVE COVENANTS

Borrower covenants and agrees that so long as any Indebtedness is outstanding or so long as this Agreement is in effect, except for that previously disclosed in writing to and consented to by Bank One, Borrower shall not without prior written consent of Bank One:

5.1 Create, incur or assume any indebtedness for borrowed money, other than to Bank One, or act as guarantor for any indebtedness other than Subordinated Debt outstanding as of the date of this Agreement of others in an aggregate amount greater than $ 00 at any time. For purpose hereof, sale of accounts receivable and or entering into capital leases of personal property shall be deemed the incurring of indebtedness for borrowed money.

5.2 Mortgage, pledge, assign, hypothecate, encumber, create or grant a security interest in any of its assets except to Bank One, nor sell, lease, transfer, assign or otherwise dispose of any of its assets, properties or business outside of the ordinary course of business, except secured purchase money or lease indebtedness up to the amount permitted by Section 5.1, if any.

5.3 Invest in, loan or advance money to, organize or participate in the organization or in the creation of any other business entity.

5.4 Merge, transfer, acquire or consolidate with or into any other entity, change ownership, dissolve, and/or transfer or sell any assets outside of the ordinary course of business without the prior written consent of Bank One.

5.5 If Borrower is a corporation, release, redeem, retire, purchase, or otherwise acquire directly or indirectly any of its capital stock, or make any changes in its capital structure, or pay, set aside, allocate or declare any dividends, in cash or other property, upon its capital stock, except that Borrower may purchase its capital stock for the benefit of or issue additional capital stock to its employees in accordance with the terms with any Employee Stock Purchase Plan established as of _______________, 1996.

                        ARTICLE VI - ADDITIONAL COVENANTS

Borrower agrees that each additional covenant listed below is fully applicable if marked by an "X" or a check in the applicable box or boxes, or if the information necessary to complete same is typed or written in the appropriate space provided.

|_| 6.1 GUARANTY. Prior to or contemporaneous with the execution of this Agreement, Borrower shall deliver to Bank One the Guaranty(s) of _________________________________________ (Guarantor(s) name(s)) in form and content acceptable to Bank One which Guaranty(s) shall provide for liability of the Guarantor(s) for payment of the Indebtedness and performance of the terms, conditions and provisions of this Agreement and any and all applicable Security documents and agreements.

| | 6.2 FINANCIAL REPORTS. Borrower covenants in accordance with Section 4.5 that it will deliver to Bank One:

          | | (a) Within ninety (90) days after the end of each fiscal year of Borrower, audited, consolidated financial statements of Borrower prepared in accordance with GAAP which shall include a Balance Sheet, Statement of Income, Statement of Reconciliation of Net Worth, Statement of Changes in Financial Position and Notes to financial statements and within thirty (30) days from the applicable filing deadline, Borrower's Federal income tax return.

          |X| (b) Within thirty (30) days after the end of each fiscal month of Borrower, internally prepared financial statements of Borrower prepared in accordance with GAAP which shall include a Balance Sheet at the end of each such period and an Income Statement for the period from the beginning of the current fiscal year to the end of such period. These statements shall be prepared on substantially the same accounting basis as the statements required in Section 6.2(a) above, if applicable, and the accuracy of the statements (subject to audit and year-end adjustments) shall be certified by the chief financial officer or president of Borrower.

          |X| (c) Simultaneously with the financial statements required above, a Compliance Certificate, in form attached to this Agreement, certifying that the financial statements are complete and correct and that the Borrower has no knowledge of any condition, event or act which with notice or lapse of time or both, could constitute an Event or Default or which materially and adversely could affect the financial condition or operations of Borrower, or if such condition, event or acts exist, specifying the nature and status thereof.

          |_| (d) Within ___________________ (__) days after the end of each _______________ year, signed and dated personal financial statements of all individual Guarantor(s) and Obligor(s), if any, on Bank One's forms, and by May 1 of each calendar year, the personal income tax returns filed for the past calendar year of all individual Guarantor(s) and Obligor(s), if any.

          |_| (e) Simultaneously with the financial statements required in ___________ above, __________ financial statement(s) of all corporate or partnership Guarantor(s) and Obligor(s), if any, prepared in accordance with GAAP.

|X| 6.3 TANGIBLE NET WORTH. Borrower agrees to maintain a Tangible Net Worth plus Subordinated Debt of not less than either (check one):

          |X|  (a) Twenty Five Million DOLLARS ($ 25,000,000) or

          |_|  (b) the amount(s) set forth for the following period(s):

                   Period(s)                    Amount(s)

                   __________________________   _______________________________

                   __________________________   _______________________________

                   __________________________   _______________________________

          "Tangible Net Worth" shall be determined in accordance with GAAP and shall be deemed to include the amount of total assets of Borrower excluding the amount of Intangible Assets of Borrower minus the amount of total liabilities of Borrower, exclusive of Subordinated Debt, if any.

          "Intangible Assets" shall be determined in accordance with GAAP and be deemed to include at book value, without limitation, leasehold improvements, goodwill, patents, copyrights, secret processes, deferred expenses relating to sales, general administrative, research and development expense, and all amounts due from any officer, employee, director, shareholder or Related Person.

|X| 6.4 DEBT TO TANGIBLE NET WORTH. Borrower agrees to maintain ratio of Debt to Tangible Net Worth plus Subordinated Debt of not more than either (check one):

          |X|  (a) 1.65 to 1. _________ or

          |_|  (b) the ratio(s) set forth for the following period(s):

                   Period(s)                    Ratio(s)

                   __________________________   _______________________________

                   __________________________   _______________________________

                   __________________________   _______________________________

          "Debt" shall be determined in accordance with GAAP and shall be deemed to include all liabilities of Borrower including but not limited to accruals, deferrals net of deferred rent liability, and capitalized leases, less Subordinated Debt, if any.

|_|  6.5  WORKING CAPITAL. Borrower agrees to maintain net working capital
          (Current Assets less current liabilities) of not less than either (check one):

          |_|  (a) DOLLARS ($________________) or

          |_|  (b) the amount(s) set forth for the following period(s):

                   Period(s)                    Amount(s)

                   __________________________   _______________________________

                   __________________________   _______________________________

                   __________________________   _______________________________

          "Current Assets" shall be determined in accordance with GAAP and shall be deemed to include inventory at lower of cost or current market value less any amounts due from any officer, employee, director, shareholder or Related Person.

|X|  6.6  CURRENT RATIO. Borrower agrees to maintain a Current Ratio (Current
          Assets divided by current liabilities including outstanding balance of business purpose revolving promissory note of even date and any renewal thereof) of not less than either (check one):

          |X|  (a) 1.20 to 1. ________ or

          |_|  (b) the ratio(s) set forth for the following period(s):

                   Period(s)                    Ratio(s)

                   __________________________   _______________________________

                   __________________________   _______________________________

                   __________________________   _______________________________

|_| 6.7 CASH FLOW RATIO. Borrower agrees to maintain a Cash Flow Ratio (net income after taxes plus depreciation plus amortization to current maturities of long term debt) of not less than either (check one):

          |_|  (a) _________. _________ to _________ _________

          |_|  (b) the amount(s) set forth for the following period(s):

                   Period(s)                    Ratio(s)

                   __________________________   _______________________________

                   __________________________   _______________________________

                   __________________________   _______________________________

|X|  6.8  DEBT SERVICE COVERAGE RATIO. Borrower agrees to maintain a Debt
          Service Coverage Ratio (net income before interest expense, and depreciation and amortization charges, plus or minus inventory capitalization adjustment, deferred rent adjustment and nonrecurring items to interest expenses plus current maturities of long term debt of not less than either (check one):

          |X|  (a) 1.50 to 1. ________ or

          |_|  (b) the ratio(s) set forth for the following period(s):

                   Period(s)                    Ratio(s)

                   __________________________   _______________________________

                   __________________________   _______________________________

                   __________________________   _______________________________

|_| 6.9 CAPITAL EXPENDITURES. Borrower agrees not to purchase, lease or otherwise acquire or enter into any commitment to purchase, lease or otherwise acquire additional capital assets where the aggregate liability or expenditure therefore exceeds the following, except with prior written consent by Bank One (check one):

          |_| (a) $_______________ per fiscal year commencing with fiscal year ___________or

          |_|  (b) the amount(s) set forth for the following period(s):

                   Period(s)                    Amount(s)

                   __________________________   _______________________________

                   __________________________   _______________________________

                   __________________________   _______________________________

|X| 6.10 SUBORDINATION OF DEBT. Borrower shall cause to be subordinate all Indebtedness including interest thereon ("Junior Indebtedness"), which may at any time now or hereafter be owed to any officer, employee, director, shareholder or Related Person by the Borrower in favor of all Indebtedness, including interest thereon ("Senior Indebtedness") due Bank One. Borrower shall obtain and deliver to Bank One subordination agreements from said officers, employees, directors, shareholders or Related Persons for said Junior Indebtedness in form and content acceptable to Bank One. Upon the occurrence of an Event of Default under this Agreement, Borrower shall without notice from Bank One immediately cease payment of any fees or advances to any officer, employee, director, shareholder or Related Person and shall also cease payment of the sums, if any, allowed to be paid by the terms of the Subordination Agreement(s).

|X| 6.11 DEPOSIT ACCOUNTS. Borrower shall establish and maintain its principal deposit accounts at Bank One as long as any Indebtedness remains outstanding or so long as this Agreement remains in effect.

|_| 6.12 COMPENSATION. Borrower agrees, except with prior written consent of Bank One, that salary, withdrawals, bonuses and all other compensation paid, in cash or otherwise, by Borrower to the following person(s) shall not exceed the following amount(s).

         Person(s)                    Amount(s)

         __________________________   $_______________________________

         __________________________   $_______________________________

         __________________________   $_______________________________

|X| 6.13 BORROWING BASE. Borrower is subject to certain "Borrowing Base" conditions as set forth in the "Borrowing Base" Addendum attached hereto and made a part hereof.

|_| 6.14 OPINION OF COUNSEL. If required by Bank One, Bank One shall receive a favorable written opinion of Counsel for Borrower acceptable to Bank One in form and substance satisfactory to Bank One in its sole discretion, relating to the Representations and Warranties set forth herein and such other matters as Bank One may reasonably request.

|X| 6.15 ADDITIONAL PROVISIONS. If any, as are set forth in the Rider attached hereto and made part hereof.

                       ARTICLE VII - DEFAULT AND REMEDIES

7.1 Borrower shall be in default hereunder upon the happening of any of the following ("Event of Default"):

     (a) The occurrence of an event of default under the terms of any evidence of Indebtedness or any Obligation, security agreement, mortgage and other agreement executed in connection therewith or herewith, including any renewal, extension or modification thereof or hereof or in any other obligation or agreement with Bank One, whether now or hereafter existing;

     (b) Non-performance of any covenant, warranty or liability contained or referred to herein; or

     (c) If any warranty, representation or statement made or furnished to Bank One by or on behalf of Borrower, Guarantor or any Obligor, in connection with this Agreement, or to induce Bank One to make a loan to Borrower, proves to have been false in any material respect when made or furnished.

7.2 Upon the occurrence of an Event of Default, Bank One may, at its option, declare principal and accrued interest of all Indebtedness to be immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived. Bank One shall have all the rights and remedies of a Secured Party under the Uniform Commercial Code, as enacted in the state where Bank One's principal office is located, said rights and remedies being cumulative in nature. Bank One may set off any of the Borrower's or Guarantor's deposits or accounts, and any other indebtedness of Bank One to Borrower against the Indebtedness before or after an Event of Default, without first looking to any property securing payment thereof.

7.3 Acceptance of payment, in full or part, or waiver of any Event of Default shall not operate as a waiver of any current or later Event of Default, nor of any other right of Bank One.

7.4 The provisions of this Agreement concerning any Event of Default are not intended in any way to affect any rights of Bank One with respect to any Indebtedness of Borrower to Bank One which may or hereafter be payable on demand.

7.5 No delay or failure of Bank One in exercising any right, power, remedy or privilege hereunder shall affect such right, power or privilege or be construed as a waiver against Bank One.

7.6 Any waiver, permit, consent or approval by Bank One of any breach or Event of Default hereunder must be in writing and shall be effective only to the extent set forth in such writing.

                           ARTICLE VIII - MISCELLANEOUS

8.1 All notices required to be given under any term of this Agreement shall be sufficient if mailed, via registered or certified mail, return receipt requested, or sent via overnight or hand courier, to the parties at their respective addresses as previously set forth.

8.2 All documents referred to in this Agreement shall for all purposes be considered part of this Agreement, and all terms used in this Agreement shall have the meaning set forth in said documents, and this Agreement shall include all of the provisions stated in said documents.

8.3 This Agreement is a continuing agreement and shall continue in effect notwithstanding that from time to time, no Indebtedness may exist. This Agreement shall continue as to any Indebtedness and as to any and all renewals, extensions or modifications thereof.

8.4 This Agreement may be executed in several counter-parts, each of which shall be an original and all of which shall constitute the same instrument.

8.5 This Agreement, together with all other documents executed concurrently herewith or attached hereto, constitutes the full and complete Agreement of the parties and may not be modified except by written instrument signed by all parties hereto.

8.6 This Agreement shall be binding upon and inure to the benefit of Borrower and Bank One and their respective successors and assigns.

8.7 Borrower agrees to pay on demand all costs and expenses in connection with the negotiation, preparation, execution, delivery, filing, recording, administration, enforcement, litigation, collection, or filing of any legal action on or for any Obligation, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank One, with respect thereto. Time is of the essence of all requirements of Borrower hereunder. The obligations of Borrower under this paragraph shall survive payment of any Obligation.

8.8 This Agreement shall be governed and construed in accordance with the laws of the state where Bank One's principal office is located.

8.9 Any provision contained in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.10 Borrower shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Bank One from any and all claims, orders, demands, causes of action, proceedings, judgments, or suits and all liabilities, losses, costs or expenses (including, without limitation, technical consultant fees, count costs, expenses paid to third parties and reasonable legal fees) and damages arising out of, or as a result of (i) any release, discharge, deposit, dump, spilt, leak or placement of any Hazardous Material into or on any Collateral or property owned, leased, rented or used by Borrower (the "Property") at any time; (ii) any contamination of the soil or ground water of the Property or damage to the environment and natural resources of the Property or the result of actions whether arising under any Hazardous Material Law, or common law; or (iii) any toxic, explosive or otherwise dangerous Material which have been buried beneath or concealed within the Property. This indemnity shall survive termination of this Agreement.

8.11 This Agreement contains the entire agreement of the panties and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof.

Executed this 1st day of November, 1996.

                                       BORROWER:
Bank One, Chicago, NA                  Factory Card Outlet of America Ltd.


By: ___________________________        By: /s/ Glen Franchi
                                           ---------------------------------

Its ___________________________        Factory Card Outlet Corporation
                                       By: /s/ Charles R. Cumello
                                           ---------------------------------

                        RIDER TO BUSINESS LOAN AGREEMENT
                             DATED NOVEMBER 1, 1996

      1. Borrower shall pay to Bank One a commitment fee equal to .25% per year of the daily average unused amount of the Obligations, except that the commitment fee shall equal .40% for any quarterly period when the outstanding principal balance of the Obligation is less than $5,000,000, such payment due on the last day of each calendar quarter.

      2. Borrower shall maintain a Fixed Cost Coverage Ration with 87.5% of that provided in the financial projections provided Bank One prior to the date of this Agreement. "Fixed Cost Coverage Ratio" means the ratio of (a) the twelve month rolling average of the sum of (i) earnings before interest, taxes and non-store depreciation and amortization charges, plus (ii) rental payments, to
(b) the twelve month rolling average of the sum of (i) interest payments due and payable plus (ii) rental payments. The "Fixed Cost Coverage Ratio" will be reinstated beginning November 30, 1996.

      3. Borrower shall maintain a Leverage Ratio of not greater than 4.00:1. "Leverage Ratio" means the ratio of (a) the sum of (i) all indebtedness and other liabilities of Borrower, but excluding Subordinated Debt plus (ii) 3 times the aggregate of all of Borrower's obligations under operating leases to (b) Tangible Net Worth plus Subordinated Debt.

      4. In the event there is a default hereunder occasioned by a breach of a covenant in paragraph 2 or 3 immediately above, which default continues for two consecutive months, in addition to all other remedies available to Bank One hereunder, Borrower is prohibited from executing any leases for the opening of any new store or other retail outlet without the prior written consent of Bank One.

      5. Borrower shall not acquire any other business or make investments in any other person or entity without providing Bank One with prior written notice thereof and all information relative thereto as requested by Bank One.

      6. Without the prior written consent of Bank One, Factory Card Outlet of America, Ltd. shall make no loans, advances or extensions of credit, nor pay any dividends or other distributions on account of its common stock, to Factory Card Outlet Corporation.

      INITIAL /s/ [Illegible] 11/19

BANK [LOGO] ONE                                       "Borrowing Base" Addendum
================================================================================

This "Borrowing Base" Addendum to the Business Loan Agreement additionally governs the $25,000,000 Promissory Note ("Note") of Borrower, set forth in the Agreement as an Obligation.

Borrower agrees so long as the Note or the indebtedness represented thereby is outstanding or so long as the Agreement is in effect, the following shall apply:

      1. Note Advancement Formula. The proceeds of the Note may be advanced, repaid and readvanced an unlimited number of times with Borrower's right to borrowing under the Note limited in that the total principal balance at any time outstanding on the Note shall not exceed, prior to request for a draw or advance or after a draw or advance, the borrowing base formula as hereinafter set forth. The "Borrowing Base" formula as of any date shall mean the lesser of:

      (a) the Note amount, or

      (b) the total amount of one or more (as marked) of the following (check as applicable):

            |_| (a) ____________ % of Borrower's Eligible Accounts Receivable up
                    to a maximum of $_________

            |X| (b) 50% of Borrower's Eligible Inventory up to a maximum of $N/A

            |_| (c) ____________ % of Borrower's Eligible Raw Materials up to a
                    maximum of $________

            |_| (d) ____________ % of Borrower's Eligible Equipment up to a
                    maximum of $_________

            |_| (e) ____________ % Other (describe):_________________________

      2. "Eligible Account Receivable" means an account receivable of Borrower from a party (the "Account Debtor"), now existing or hereafter arising, which meets all the following requirements at the time it came into existence and continues to meet the same until it is collected in full:

      (a) The account is due and payable in full and is less than ____________(________) days old from the due date shown on the original invoice date (which first due date is not greater than sixty (60) days from invoice date); (b) The account arose in the ordinary course of Borrower's business from the performance of services or any outright and lawful sale or lease of goods by Borrower. If goods are involved, all such goods having been lawfully shipped to Account Debtor, and Borrower has possession of (and will deliver as required hereunder) or has delivered to Bank One copies of all invoices, shipping documents and delivery receipts evidencing such shipments; (c) The right to payment has been fully earned by completed performance; (d) There has not been a progress billing nor has Borrower extended the time for payment without the consent of Bank One; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's completion of any further performance under the contract or agreement; (e) The account is not subject to any prior assignment, claim, lien or security interest; (f) The true record of the amount owed is reflected on Borrower's books and on any invoice or statement delivered to Bank One relating to the account is owing to Borrower; (g) The account is not subject to any setoff, counterclaim, credit, allowance, adjustment or discount (excepting only any applicable discount for prompt payment); (h) Borrower has not received notice of any liquidation, reorganization, dissolution, termination or existence, insolvency, business failure, appointment of a receiver for all or any part of the property of, assignment for the benefit of creditors made by, or filing of a petition under any bankruptcy or insolvency statute by or against, Account Debtor; (i) The account did not arise from a transaction with a Person, or entity affiliated with Borrower; (j) The Account is not owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended, and any other steps necessary to perfect Bank One's security interest therein, have been complied with to the Bank One's satisfaction with respect to such Account; (k) The Account is not owed by any state, municipality or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which Bank One determines that its security interest therein is not or cannot be perfected; (I) Bank One has not informed Borrower that in Bank One's reasonable credit judgment that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay or which is owed by an Account Debtor which Bank One, in its reasonable credit judgment, otherwise deems to be uncreditworthy; (m) The account did not arise out a contract or purchase order prohibiting any assignment thereof or the creation of any security interest therein and Borrower has not received any account acceptance, chattel paper, promissory note, trade, payment instrument, draft or written agreement (other than invoices, shipping documents and delivery receipts) with respect to such account or payment thereof; (n) The account did not arise from an Account Debtor whose mailing address or executive offices are located outside the United States or is not organized under the laws of the United States or any state, unless the obligation is secured and payable by an irrevocable letter of credit or acceptance in form and substance satisfactory to Bank One; and (o) Other (if any)______________________________________________________


      In the event that more than _______ percent (___%) of the accounts receivable from any one Account Debtor shall at any time become more than ________________________(______) days past due, none of the accounts receivable outstanding from that Account Debtor shall be included in calculating Borrower's Eligible Accounts Receivable, until such time, if any, as Bank One may, in its sole discretion, determine otherwise.

      3, "Eligible Inventory" means all tangible personal property, goods, merchandise and other personal property now owned or hereafter acquired by Borrower, wheresoever located in the United States, which is leased or furnished, or held to be furnished, under contracts of sale, lease or service and all finished goods which meet all of the following specifications: (a) the inventory is lawfully owned by Borrower, is not subject to any lien, claim, consignment, security interest or prior assignment and has not been held by Borrower for more than ________________________(______) months; (b) Borrower has the right of assignment thereof and the power to grant security interests therein; (c) the inventory arose or was acquired in the ordinary course of Borrower's business and no substantial portion thereof represents returned, rejected or damaged goods; (d) no account receivable or document of title has been created or issued with respect to such inventory; (e) the inventory does not represent work-in-process, spare parts, packaging and shipping materials, supplies, or returned or defective inventory; and (f) the inventory is not otherwise regarded by Bank One as unsuitable collateral. "Eligible Inventory" shall be valued in accordance with GAAP, excluding, however, (i) the amount of progress payments, predelivery payments, deposits and any other sums received by Borrower in anticipation of the sale and delivery of Eligible Inventory, and
(ii) all Eligible Inventory on lease to others. "Eligible Raw Materials" shall mean all raw materials and components to be used in Borrower's business, meeting all Eligible Inventory requirements and shall be valued in accordance with GAAP.

      4. "Eligible Equipment" means that inventory of new or used machinery and equipment of Borrower and all accessions thereto and products thereof. For the purposes of determining the Borrowing Base, Eligible Equipment shall be valued at either (check one):

      _______ (a) cost minus accumulated depreciation in accordance with GAAP as shown on Borrower's equipment/inventory report,

      _______ (b) the equipment's then current appraised fair market value, or

      _______ (a) the equipment's then current appraised liquidation value.

      5. "Eligible Collateral" shall mean all Eligible Accounts Receivable, Eligible Inventory, Eligible Raw Materials, Eligible Equipment and the other property, if any described above.

      6. Reporting. Borrower will supply no later than five (5) calendar days from the end of each week/month (strike one), or more frequently, if requested by Bank One a compliance certificate in a form and format acceptable to Bank One, certifying Borrower's compliance and the requirements hereof.

      7. Borrowing Base Deficiency. In the event the amount outstanding under the Note exceeds the Borrowing Base at any time, then Borrower shall be required to immediately reduce the outstanding principal balance to comply with the Borrowing Base. Borrower shall pay to Bank One with its compliance certificate by certified check, cashier's check or cash, the deficiency. If the deficiency is not paid down as herein called for, the Note may be declared in default.

      8. Change of Note Advancement Formula. Bank One retains the sole discretion, to reduce the allowable percentage of any Eligible Collateral to be used in calculating the Borrowing Base formula based upon the Eligible Collateral changing in length, type or term from the Eligible Collateral originally presented to and agreed upon between Bank One and Borrower prior to the signing of this Agreement and/or based upon the present or projected operating or financial condition of borrower.

      9. Audits. Borrower agrees that Bank One shall have the right to make audits to verify the Eligible Collateral report(s) that have been submitted to Bank One from time to time. Such audits will be made at the request of Bank One and shall be determined as to frequency solely by Bank One. Borrower also agrees to make copies available to Bank One of all audits performed by state or federal regulatory agencies. Audit costs, expenses and monitoring costs will be either paid directly by Borrower or reimbursed to Bank One if Bank One has paid such costs and expenses.

      10. Draws by Borrower. No draw or advance shall be permitted unless Borrower shall have timely provided Bank One with additional information and certifications required hereunder, the amount of the advance sought by Borrower, all invoices, shipping documents and delivery receipts evidencing the shipment(s) against which the draw or advance is requested, and unless Borrower shall be in compliance with all terms of this Agreement.